Exhibit 10.1

EXECUTION VERSION

AEP INDUSTRIES INC.

(a Delaware corporation)

$175,000,000 7.875% Senior Notes due 2013

PURCHASE AGREEMENT

Dated:  March 10, 2005

AEP INDUSTRIES INC.
(a Delaware corporation)

$175,000,000
7.875% Senior Notes due 2013

PURCHASE AGREEMENT

March 10, 2005

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Deutsche Bank Securities Inc.

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

AEP Industries Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Deutsche Bank Securities Inc. (collectively, the “Initial Purchasers”, which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $175,000,000 aggregate principal amount of the Company’s 7.875% Senior Notes due 2013 (the “Securities”).  The Securities are to be issued pursuant to an indenture dated as of March 18, 2005 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”).  Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement, to be dated as of Closing Time (as defined in Section 2(b) hereof) (the “DTC Agreement”), among the Company, the Trustee and DTC.

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered.  The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”, which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) or Regulation S (“Regulation S”) of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the “Commission”)).

The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of March 18, 2005 (the “Registration Rights Agreement”), among the Company and the Initial

Purchasers, pursuant to which the Company will agree to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the 1933 Act relating to another series of debt securities of the Company with terms substantially identical to the Securities (the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the 1933 Act relating to the resale by certain holders of the Securities, and in each case, to use their best efforts to cause such registration statements (any such registration statement, a “Registration Statement”) to be declared effective.

The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated February 25, 2005 (the “Preliminary Offering Memorandum”) and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated March 10, 2005 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.  “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and the Annual Report of the Company on Form 10-K for the fiscal year ended October 31, 2004 filed with the Commission (the “Form 10-K”) incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.  Any statement contained in the Form 10-K will be deemed to be modified or superseded in the Offering Memorandum to the extent that a subsequent statement contained in the Offering Memorandum modifies or supersedes such statement. Any such statement in the Form 10-K so modified or superseded by the Offering Memorandum will not be deemed, except as so modified or superseded, to constitute a part of the Offering Memorandum.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such information, financial statements and schedules included in the Form 10-K which is incorporated by reference in the Offering Memorandum, except to the extent such information has been modified or superseded as provided above.

In connection with the offering of the Securities by the Company, the Company has commenced a tender offer to purchase for cash any and all of the $200.0 million aggregate principal amount outstanding of the Company’s 9.875% Senior Subordinated Notes due 2007 (the “Subordinated Notes”) and a solicitation of consents (the “Consents”) from the holders of the Subordinated Notes to amend the indenture among the Company and The Bank of New York, as trustee, dated as of November 19, 1997 (the “Subordinated Notes Indenture”) relating to the Subordinated Notes pursuant to its Offer and Purchase and Consent Solicitation Statement dated February 17, 2005 (the “Tender Offer and Consent Solicitation”).  As described in the Offering Memorandum, the proceeds from the offering of the Securities received by the Company, along with borrowings under the Company’s Loan and Security Agreement, as amended, dated November 20, 2001 (the “Senior Credit Facility”) with Wachovia Bank, National Association, as successor by merger to Congress Financial Corporation, as agent, are to be used to repurchase the Subordinated Notes tendered in the Tender Offer and Consent Solicitation and to repay related fees and expenses.

SECTION 1.           Representations and Warranties by the Company.

(a) Representations and Warranties.  The Company represents and warrants to each Initial Purchaser as of the date hereof and as of Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

(i)            Offering Memorandum.  The Offering Memorandum does not, and at Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

(ii)           Incorporated Document.  The Offering Memorandum as delivered from time to time shall incorporate by reference the Form 10-K.  The Form 10-K at the time it was filed with the Commission complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)          Independent Accountants.  KPMG LLP, who has expressed its opinion with respect to the financial statements (including the related notes thereto) and supporting schedules included in the Offering Memorandum are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

(iv)          Financial Statements.  The consolidated financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Form 10-K which is incorporated by reference in the Offering Memorandum.

(v)           No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi)          Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this

Agreement, the Indenture, the Securities, the Exchange Securities, the Registration Rights Agreement and the DTC Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)         Good Standing of Subsidiaries.  The Company does not own or control, directly or indirectly, any corporation, association, partnership or other entity other than the subsidiaries listed in Schedule C to this Agreement (each such corporation, association, partnership or other entity, a “Subsidiary”).  Each Subsidiary has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum (including under the caption “Description of Other Indebtedness”), all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of each Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary.

(viii)        Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the financial statements, including the schedules and notes, included or incorporated in the Offering Memorandum (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum).  At October 31, 2004, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Company’s additional borrowings under the Senior Credit Facility and the application of the net proceeds from the sale of the Securities and the Company’s additional borrowings under the Senior Credit Facility in the manner described under the caption “Use of Proceeds” in the Offering Memorandum, the Company would have the capitalization as set forth under the “As Adjusted” column of the table in the Offering Memorandum under the caption “Capitalization”.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x)            Authorization of the Indenture.  The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi)           Authorization of the Securities and the Exchange Securities.  (A) The Securities have been duly authorized and, at Closing Time (as defined in Section 2(b) hereof), will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture; and (B) the Exchange Securities have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer (as defined in the Registration Rights Agreement), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xii)          Description of the Securities, the Indenture and the Registration Rights Agreement.  The Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchasers prior to the date of this Agreement.

(xiii)         The Registration Rights Agreement and the DTC Agreement.  At the Closing Time (as defined in Section 2(b) hereof), each of the Registration Rights Agreement and the DTC Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiv)        Absence of Defaults and Conflicts.  Neither the Company nor any Subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the issuance and delivery of the Securities and the Exchange Securities, and the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the DTC Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and compliance by the Company with its obligations thereunder, and the consummation of the transactions contemplated herein or therein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities and the borrowings under the Senior Credit Facility as described in the Offering Memorandum under the caption “Use of Proceeds”) have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xv)         Absence of Labor Dispute.  No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvi)        Absence of Proceedings.  Except as otherwise disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company or any Subsidiary or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.  The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xvii)       Absence of Manipulation.  Neither the Company nor any person that the Company directly, or indirectly through one or more intermediaries, controls (each such person, an “Affiliate”) has taken, nor will the Company or any Affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xviii)      Possession of Intellectual Property.  The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xix)         Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the offering, issuance or sale of the Securities or the Exchange Securities hereunder or for the due execution, delivery or performance of this Agreement, the Indenture, the Registration Rights Agreement or the DTC Agreement by the Company, or the consummation of the transactions contemplated thereunder and by the Offering Memorandum, except such as have been already obtained.

(xx)          Compliance with Laws.  Each of the Company and the Subsidiaries is in compliance in all material respects with all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxi)         Possession of Licenses and Permits.  The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii)        Title to Property.  The Company and the Subsidiaries have good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Offering Memorandum or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii)       Environmental Laws.  Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or Environmental Laws.

(xxiv)       ERISA Compliance.  The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414, of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  None of the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur (i) any liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “employee benefit plan”; or (ii) any liability under Sections 412, 4971 or 4975 of the Code; or (iii) any material liability under Section 490B of the Code.  Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxiv)       Investment Company Act.  The Company is not required, and upon the issuance and sale of the offered Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv)        Similar Offerings.  Neither the Company nor any of its Affiliates, has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act.

(xxvi)       Rule 144A Eligibility.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(xxvii)      No General Solicitation.  None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(xxviii)     No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

(xxix)       No Directed Selling Efforts.  With respect to those offered Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 of the 1933 Act.

(xxx)        Compliance with Sections 402, 302 and 906 of the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxi)       Payment of Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or has requested extensions thereof except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Offering Memorandum, and has paid all taxes required to be paid by it, to the extent that any such tax is due and payable, except for any such assessment that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Offering Memorandum.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxii)      Internal Accounting Control. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxiii)     No Unlawful Contributions or Other Payments.  Neither the Company nor any of Subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

(xxxiv)     Insurance. The Company and the Subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers of recognized financial responsibility, in such amounts and covering such risks as are reasonable in the businesses in which they are engaged, and all such insurance is in full force and effect.

(xxxv)      Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (other than the Securities) of the Company registered pursuant to the Registration Statement.

(xxxvi)     Solvency. The Company is, and immediately after the Closing Time (as defined in Section 2(b) hereof) will be, Solvent.  As used herein, the term “Solvent” means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital.

(xxxvii)    No Distribution of Unauthorized Materials.  The Company has not distributed and, prior to the later to occur of (i) the Closing Time (as defined in Section 2(b) hereof) and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Offering Memorandum or other materials, if any, approved by the Representative.

(xxxviii)   Stabilization. Neither Company nor any of its officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxix)      Supply of Merchandise. No supplier of merchandise to the Company or any Subsidiary has ceased shipments of merchandise to the Company or any Subsidiary, other than in the normal and ordinary course of business consistent with past practices, which cessation would not result in a Material Adverse Effect.

(xl)           Senior Credit Facility.  As of the date hereof, the Company is not aware of any fact which will prevent it, on or prior to the Closing Time (as defined in Section 2(b) hereof), to borrow funds under the Senior Credit Facility, in amounts that are sufficient, together with the proceeds from the proceeds of the offering of Securities contemplated by this Agreement, as described in the Offering Memorandum to repurchase the Subordinated Notes pursuant to the terms of the Tender Offer and Consent Solicitation, or otherwise redeem the Subordinated Notes.

(xli)          Tender Offer and Consent Solicitation.  The Company has received such number of Consents irrevocably deposited pursuant to the Tender Offer and Consent Solicitation as is necessary to amend the Subordinated Notes Indenture as contemplated by the Tender Offer and Consent Solicitation and the Company shall have entered into a supplemental indenture amending the Subordinated Notes Indenture as contemplated in the Tender Offer and Consent Solicitation.

(xIiii)       The agreements, contracts or instruments listed in Exhibit D attached hereto are, as of the date hereof, the only material agreements, contracts or instruments that are binding upon the Company and its subsidiaries on the date hereof that are material to the operation of the business of the Company and its subsidiaries.

(b) Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

SECTION 2.           Sale and Delivery to Initial Purchasers; Closing.

(a) Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Payment.  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the sixth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or at such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them.  It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c) Denominations; Registration.  Certificates for the Securities shall be in such denominations ($1,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time.  The certificates representing the Securities shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to Closing Time.

SECTION 3.           Covenants of the Company.  The Company covenants with each Initial Purchaser as follows:

(a) Offering Memorandum.  The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and the Form 10-K incorporated by reference therein as such Initial Purchaser may reasonably request.

(b) Notice and Effect of Material Events.  The Company will immediately notify each Initial Purchaser and confirm such notice in writing (x) of any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, of any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum.  In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 7 and 8 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3(b).

(c) Amendment to Offering Memorandum and Supplements.  The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers, which consent shall not be unreasonably withheld.  Neither the consent of the Initial Purchasers, nor the Initial Purchaser’s delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d) Qualification of Securities for Offer and Sale.  The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the offered Securities for offering and sale under the applicable Blue Sky or securities laws of such states and other jurisdictions as the Initial Purchasers may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) Rating of Securities.  The Company shall take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. (“S&P”), and Moody’s Investors Service Inc. (“Moody’s”) to provide their respective credit ratings of the Securities.

(f) DTC.  The Company will cooperate with the Initial Purchasers and use its best efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(g) Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under “Use of Proceeds”.

(h) Restriction on Sale of Securities.  During a period of 180 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the offered Securities or such other debt securities.

(i) PORTAL Designation.  The Company will use its reasonable best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market.

(j) Reporting Requirements.  Until the offering of the Securities is complete, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Subordinated Notes.  To the extent the Company has delivered a Notice of Redemption (defined below) as described in Section 5(m) hereof, the Company shall deposit with the Payment Agent (as such term is defined in the Subordinated Notes Indenture) such funds that are sufficient to redeem all Subordinated Notes that remain outstanding following the completion of the Tender Offer and Consent Solicitation in the manner provided in the Subordinated Notes Indenture.

SECTION 4.           Payment of Expenses.

(a) Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and the Form 10-K which will be delivered therewith) and of each amendment or supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto, (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one half of the cost of aircraft and other transportation chartered in connection with the road show, (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

(b) Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5.           Conditions of Initial Purchasers’ Obligations.  The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Company.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown, Rowe & Maw LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

(b) Opinion of Counsel for Company.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

(c) Opinion of Counsel for Initial Purchasers.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the

Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers satisfactory to the Initial Purchasers.

(d) Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

(e) Accountants’ Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(f) Bring-down Comfort Letter.  At Closing Time, the Representative shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Maintenance of Rating.  Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s other debt securities.

(h) PORTAL.  At Closing Time, the Securities shall have been designated for trading on PORTAL.

(i) Indenture.  The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received executed counterparts thereof.

(j) Registration Rights Agreement.  The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(k) Additional Documents.  At Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

(l) Senior Credit Facility.  The Senior Credit Facility shall have been amended pursuant to the amendment to the Senior Credit Facility, substantially in the form attached hereto as Exhibit C.

(m) Subordinated Notes.  The Subordinated Notes Indenture shall have been amended as contemplated by the terms of the Tender Offer and Consent Solicitation.  To the extent that any Subordinated Notes remain outstanding following the repurchase of the Subordinated Notes pursuant to the terms of the Tender Offer and Consent Solicitation, the Company shall have delivered to The Bank of New York, the trustee under the Subordinated Notes Indenture, irrevocable notice of redemption (the “Notice of Redemption”) of all such Subordinated Notes that remain outstanding, as provided by Article Three of the Subordinated Notes Indenture.

(n) Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.           Subsequent Offers and Resales of the Securities.

(a) Offer and Sale Procedures.  Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i)            Offers and Sales.  Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum.  Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

(ii)           No General Solicitation.  No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

(iii)          Purchases by Non-Bank Fiduciaries.  In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act (a “Qualified Institutional Buyer”) or a non-U.S. person outside the United States.

(iv)          Subsequent Purchaser Notification.  Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred, except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States (x) in accordance with Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

(v)           Minimum Principal Amount.  No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount.  If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(b) Covenants of the Company.  The Company covenants with each Initial Purchaser as follows:

(i)            Integration.  The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(ii)           Rule 144A Information.  The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii)          Restriction on Repurchases.  Until the expiration of two years after the original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(c) Qualified Institutional Buyer.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer.

Resale Pursuant to Rule 903 of Regulation S or Rule 144A.  Each Initial Purchaser understands that the offered Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act.  Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act.  Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities sold hereunder pursuant to Regulation S, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S.

Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of offered Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases offered Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act.  Terms used above have the meaning given to them by Regulation S.”

Terms used in the above paragraph have the meanings given to them by Regulation S.

SECTION 7.           Indemnification.

(a) Indemnification of Initial Purchasers.  The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Initial Purchaser Affiliate”), its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto); provided, further, that the Company will not be liable to the Initial

Purchasers with respect to any Offering Memorandum to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Initial Purchaser, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Initial Purchaser failed to send or give, at or prior to the Closing Time, a copy of the Final Offering Memorandum, as then amended or supplemented if: (i) the Company has previously furnished the necessary number of copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Initial Purchaser and the loss, liability, claim, damage or expense of such Initial Purchaser resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Offering Memorandum which was corrected in the Final Offering Memorandum as, if applicable, amended or supplemented prior to the Closing Time and such Final Offering Memorandum was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Final Offering Memorandum by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

(b) Indemnification of Company.  Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

(c) Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any costs and expenses incurred by such indemnified party or any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.           Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser Affiliate and selling agents shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Initial Purchasers’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9.           Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or Initial Purchaser Affiliate or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10.         Termination of Agreement.

(a) Termination; General.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ System, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlements or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 11.         Default by One or More of the Initial Purchasers.  If one or more of the Initial Purchasers shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

(b)           if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.  As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.

SECTION 12.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Initial Purchasers shall be directed to the Representative at 4 World Financial Center, New York, New York 10080, attention of Purna Saggurti, notices to the Company shall be directed to it at AEP Industries Inc., 125 Phillips Avenue, South Hackensack, New Jersey 07606, Telecopier No. (201) 807-6801, attention of Paul Feeney.

SECTION 13.         Parties.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15.         TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17.         Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

AEP INDUSTRIES INC.

		By	/s/ Jim Rafferty
			Name:	Jim Rafferty
			Title:	Vice President and Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Greg Margolies
Authorized Signatory

For itself and as Representative of the other Initial Purchaser named in Schedule A hereto.

SCHEDULE A

Name of Initial Purchaser	Principal Amount of Securities

Merrill Lynch Pierce, Fenner & Smith Incorporated	$148,750,000
Deutsche Bank Securities Inc.	26,250,000

Total	$175,000,000

Sch A-1

SCHEDULE B

AEP INDUSTRIES INC.
$175,000,000 Senior Notes

1.             The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.             The purchase price to be paid by the Initial Purchasers for the Securities shall be 97.25% of the principal amount thereof.

3.             The interest rate on the Securities shall be 7.875% per annum.

Sch B-1

SCHEDULE C

List of Subsidiaries

Subsidiary		Country of Incorporation
1.	AEP Belgium SA	Belgium
2.	AEP Bordex BV	Netherlands
3.	AEP Canada Inc.	Canada
4.	AEP Industries (Australia) Pty. Limited	Australia
5.	AEP Films & Laminates Pty. Limited	Australia
6.	AEP Industries (Netherlands) BV	Netherlands
7.	AEP Industries (NZ) Limited	New Zealand
8.	AEP Industries Packaging (Espana) SA	Spain
9.	AEP Rigid Packaging Beuningen BV	Netherlands
10.	AEP Rigid Packaging Venlo BV	Netherlands
11.	AEP Industries (UK) Ltd.	UK
12.	Duplas Pty. Ltd.	Australia
13.	AEP Italia SrL	Italy
14.	Termofilm SpA	Italy
15.	Fiap SpA	Italy
16.	Termofin srl	Italy
17.	Fiap Hellas SA	Greece
18.	AEP Industries Polska.Sp. zoo.	Poland

Sch C-1

EXHIBIT A

FORM OF OPINION OF MAYER, BROWN, ROWE & MAW, LLP, COMPANY’S
COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(a)

(i)            The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(ii)           The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iii)          The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iv)          The DTC Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee and the DTC) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(v)           The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(vi)          The Exchange Securities are in the form contemplated by the Indenture, have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer (as defined in the Registration Rights Agreement), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(vii)         The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

(viii)        The information in the Offering Memorandum under “Management—Third Point Agreement”, “Description of Other Indebtedness”, “Description of the Notes”, and “Certain United States Federal Income Tax Considerations” and to the extent that the information in such sections of the Offering Memorandum constitutes matters of law, summaries of legal matters or agreements, has been reviewed by us and is correct in all material respects.

(ix)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any New York, Delaware or Federal court or governmental authority or agency, (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which we need express no opinion) that, in our experience, are normally applicable to the transactions of the type contemplated by the Purchase Agreement, the Indenture, the Registration Rights Agreement and the DTC Agreement is necessary or required in connection with the offering, issuance, sale or delivery of the Securities to the Initial Purchasers or the resale of the Securities by the Initial Purchasers in accordance with the terms of the Purchase Agreement, or the due execution and delivery or performance of the Purchase Agreement, the Registration Rights Agreement or the DTC Agreement by the Company, the due execution and delivery of, and repayment of the obligations under, the Indenture by the Company or the use of the proceeds from the sale of the Securities and the borrowings under the Senior Credit Facility as described in the Offering Memorandum under the caption “Use of Proceeds,” except for the filing of the registration statements with the Securities and Exchange Commission (the “Commission”) as required by the terms of the Registration Rights Agreement and the order of the Commission declaring such registration statements effective and except where the failure to obtain or make any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not materially adversely affect the ability of the Company to offer, issue, sell or deliver the Securities to the Initial Purchasers, the ability of the Initial Purchasers to resell the Securities in accordance with the terms of the Purchase Agreement, the due execution, delivery or performance of the Purchase Agreement, the Registration Right Agreement or the DTC Agreement by the Company, the due execution and delivery of, and repayment of the obligations under, the Indenture by the Company or the use of the proceeds from the sale of the Securities and the borrowings under the Senior Credit Facility as described in the Offering Memorandum under the caption “Use of Proceeds”.

(x)            It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the Securities Act of 1933, as amended (the “Securities Act”) or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xi)           The issuance and delivery of the Securities and the Exchange Securities, the execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the DTC Agreement and compliance by the Company with its obligations thereunder, and the use of the proceeds from the sale of the Securities and the borrowings under the Senior Credit Facility as described in the Offering Memorandum under the caption “Use of Proceeds” (a) do not and will not result in any violation of the Restated Certificate of Incorporation or By-laws of the Company, and (b) do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiii) of the Purchase Agreement)

under, or result in the creation or imposition of, any lien, charge or encumbrance upon any property or assets of the Company under, (i) any agreement set forth on Annex I hereto, (ii) the existing Delaware General Corporation Law and those existing laws, statutes, rules or regulations of the State of New York (other than state securities laws) and the existing Federal laws of the United States of America, in each case which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, the Registration Rights Agreement, the Indenture and the DTC Agreement, or (iii) any judgment, order or decree known to such counsel of any government, governmental or regulatory instrumentality or agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect).

(xii)          The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be required, to register as “investment company” under the Investment Company Act of 1940, as amended.

ANNEX I TO OPINION OF MAYER, BROWN, ROWE & MAW, LLP

1.             Indenture, dated as of November 19, 1997, as amended through the date of this opinion between the Company and The Bank of New York, as Trustee, as amended by the Supplemental Indenture dated as of March 8, 2005.

2.             Agreement, dated as of February 4, 2005, by and among the Company, Third Point Offshore Fund, Ltd., Banzai Partners L.P., Third Point Partners L.P., Third Point Partners Qualified L.P., Points West International Investments Ltd., Banzai Offshore Fund, Ltd., Bradley Louis Radoff and J. Brendan Barba.

3.             Irrevocable Proxy, dated February 4, 2005, from Third Point Partners Qualified L.P., Third Point Partners L.P., Banzai Partners L.P., Points West International Investments Ltd. and Banzai Offshore Fund, Ltd. to J. Brendan Barba.

4.             Loan and Security Agreement, dated as of November 20, 2001, as amended or otherwise modified through the date of this opinion, among the Company, Wachovia Bank, National Association, as successor by merger to Congress Financial Corporation, as Agent, and the financial institutions party thereto.

EXHIBIT B

FORM OF OPINION OF WARSHAW BURSTEIN COHEN
SCHLESINGER & KUH, LLP, COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)           The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Indenture, the Securities, the Exchange Securities, the Registration Rights Agreement and the DTC Agreement.

(iii)          The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv)          All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its subsidiaries are a party (other than those contracts or other documents described under “Management—Third Point Agreement”, “Description of Other Indebtedness”, “Description of Notes” and “Plan of Distribution”, as to which we express no opinion) are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described or referred to in the Offering Memorandum that are not described or referred to in the Offering Memorandum other than those described or referred to therein, and the descriptions thereof or references thereto are correct in all material respects.

(v)           To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Memorandum.

(vi)          To the best of our knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any under any agreement set forth on Annex II hereto, except in each such case for such violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Effect.

(vii)         No stockholder of the Company nor any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (A) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (B) to the best knowledge of such counsel, otherwise.

(viii)        The material franchises, permits and rights of the Company in each jurisdiction in which such franchise, permit or right is required are valid and adequate for the business in which it is engaged, and there do not exist, to the best of such counsel’s knowledge, any restrictions in connection therewith that, solely or in the aggregate, would result in a Material Adverse Effect.

(ix)           The information in the Offering Memorandum under “Risk Factors—Business Risks—A violation of European competition law could adversely affect us”, “Business—Properties”, “Business—Legal Proceedings”, “Certain Relationships and Related Party Transactions” and to the extent that the information in such sections of the Offering Memorandum constitutes matters of law, summaries of legal matters, legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(x)            The Form 10-K incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the U.S. Securities and Exchange Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

(xi)           Nothing has come to our attention that would lead us to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the section of the Offering Memorandum entitled “Certain United States Federal Tax Considerations” as to which we express no opinion), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ANNEX I TO OPINION OF

WARSHAW BURSTEIN COHEN SCHLESINGER & KUH, LLP

1.       1985 Stock Option Plan of the Company.

2.       Employee Profit Sharing and 401(k) Retirement Plan and Trust of the Company, as adopted March 3, 1993.

3.       1995 Stock Option Plan of the Company

4.       1995 Employee Stock Purchase Plan of the Company

5.       Lease, dated as of March 20, 1990, between the Company and Huyler Assoc., L.P.

6.       Employment Agreement, dated as of October 11, 1996, between the Company and J. Brendan Barba, as amended.

7.       Employment Agreement, dated as of October 11, 1996, between the Company and Paul M. Feeney, as amended.

EXHIBIT C

FORM OF AMENDMENT TO SENIOR CREDIT FACILITY, DATED FEBRUARY 25, 2005

C-1

EXHIBIT D

1.             Indenture, dated as of November 19, 1997, between the Company and The Bank of New York, as trustee.

2.             Supplemental Indenture No. 1, dated as of March 8, 2005, between the Company and The Bank of New York, as trustee.

3.             Agreement, dated as of February 4, 2005, by and among the Company, Third Point Offshore Fund, Ltd., Banzai Partners L.P., Third Point Partners L.P., Third Point Partners Qualified L.P., Points West International Investments Ltd., Banzai Offshore Fund, Ltd., Bradley Louis Radoff and J. Brendan Barba.

4.             Irrevocable Proxy, dated February 4, 2005, from Third Point Partners Qualified L.P., Third Point Partners L.P., Banzai Partners L.P., Points West International Investments Ltd. and Banzai Offshore Fund, Ltd. to J. Brendan Barba.

5.             1985 Stock Option Plan of the Company.

6.             Employee Profit Sharing and 401(k) Retirement Plan and Trust of the Company, as adopted March 3, 1993.

7.             1995 Stock Option Plan of the Company

8.             1995 Employee Stock Purchase Plan of the Company

9.             Lease, dated as of March 20, 1990, between the Company and Huyler Assoc., L.P.

10.           Employment Agreement, dated as of October 11, 1996, between the Company and J. Brendan Barba, as amended.

11.           Employment Agreement, dated as of October 11, 1996, between the Company and Paul M. Feeney, as amended.

12.           Loan and Security Agreement, dated as of November 20, 2001, as amended, among the Company, the Congress Financial Corporation, as Agent, and the financial institutions party thereto.

D-1